Securities Purchased Pursuant to Rule 10F3
Fixed Income Fund Fourth Quarter 1999
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				Security Purchased		Comparison Security		Comparison Security

Issuer			Ford Motor Credit			General Motors			Dow Chemical

Underwriters		Bank of America, Morgan 	Bear Stears, Merrill Lynch, 	Merrill Lynch & Co.
				Stanley Dean Witter, Bear 	Salomon Brothers, ABN Amro,
				Stears, Chase Securities, 	MS Dean Witter, Williams
				DB Securities, Lehman, 		Capital Group LP
				Goldman, Merrill Lynch,
				Salomon Smith Barney,
				Warburg Dillon Read

Years of continuous
operation, including
predecessors		> 3 years				> 3 years				> 3 years

Security 			FORD 7.375%, 10/28/09		GM 6.375%, 5/1/08			DOW 5.97%, 1/15/09

Is the affiliate a
manager or co-manager
of offering?		co-manager				no					no

Name of underwriter or
dealer from which
purchased			Morgan Stanley			n/a					n/a

Firm commitment
underwriting?		yes					yes					Exchange offering for
														outstanding bonds

Trade date/Date of
Offering			10/21/1999				4/21/1998				2/5/1999

Total dollar amount
of offering sold
to QIBs	 		$-   	 				$-   	 				$-

Total dollar amount
of any concurrent
public offering		$5,000,000,000 			$1,600,000,000			$293,932,000

Total				$5,000,000,000			$1,600,000,000			$293,932,000

Public offering price	99.812 				99.71					Exchange offering for
														outstanding bonds

Price paid if other
than public offering
price	 			same 					n/a					n/a

Underwriting spread or
commission			0.43%					0.45%					Exchange offering for
														outstanding bonds

Rating			A1/A					A2/A					A1/A

Current yield		7.40%					6.39%					6.68%

Total par value
purchased			$28,300,000				n/a					n/a

$ amount of purchase	$28,246,796				n/a					n/a

% of offering purchased
by fund			0.57%					n/a					n/a

% of offering purchased
by associated funds	0.00%					n/a					n/a

Total (must be less
than 25%)			0.57%					n/a					n/a

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